Exhibit 99.1

Agilent Reports Third-Quarter Fiscal Year 2021 Financial Results
Delivers Very Strong Results, Raising Full-Year Guidance
Highlights:

•Revenue of $1.59 billion represents an increase of 26% reported growth year-over-year, up 21% on a core(1) basis.
•GAAP diluted earnings per share (EPS) of 86 cents, up 34%.
•Non-GAAP(2) diluted EPS of $1.10 per share, up 41%.
•Full-year guidance raised with revenue now expected to be in the range of $6.29 billion to $6.32 billion and non-GAAP(3) EPS of $4.28 to $4.31.
•Fourth-quarter revenue expected to be in the range of $1.63 billion to $1.66 billion with non-GAAP(3) EPS of $1.15 to $1.18.

SANTA CLARA, Calif., Aug. 17, 2021 – Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.59 billion for the third quarter ended July 31, 2021, an increase of 26% compared to the third quarter of 2020 and up 21% on a core(1) basis.

Third-quarter GAAP net income was $264 million, or 86 cents per share. This compares with $199 million, or 64 cents per share, in the third quarter of fiscal year 2020. Non-GAAP(2) net income was $337 million, or $1.10 per share compared with $243 million, or 78 cents per share, during the third quarter a year ago.

“The positive momentum in Agilent’s business continued in the third quarter across all markets and regions as our performance exceeded our expectations,” said Mike McMullen, Agilent president and CEO. “Our focus on high-growth businesses and strong execution has again led to another quarter of excellent results and we expect this momentum to continue as we close out our fiscal year.”

Financial Highlights

Life Sciences and Applied Markets Group
Third-quarter revenue of $680 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) was up 22% year-over-year and 18% on a core(1) basis. LSAG’s operating margin was 25.0%.

Agilent CrossLab Group
Third-quarter revenue of $560 million from the Agilent CrossLab Group (ACG) increased 21% year-over- year and was up 15% on a core(1) basis. ACG’s operating margin was 29.3%.

Diagnostics and Genomics Group
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Third-quarter revenue of $346 million from Agilent’s Diagnostics and Genomics Group (DGG) increased 44% year-over-year and was up 37% on a core(1) basis. DGG’s operating margin was 22.6%.

Full-Year and Fourth-Quarter Outlook
Agilent has increased its outlook and now expects revenue in the range of $6.29 billion to $6.32 billion for fiscal year 2021. Fiscal year 2021 non-GAAP(3) earnings guidance has also increased to a range of $4.28 to $4.31 per share.

Agilent expects fourth-quarter 2021 revenue in the range of $1.63 billion to $1.66 billion, with non-GAAP(3) earnings expected to be in the range of $1.15 to $1.18 per share.

The outlook is based on currency-exchange rates as of July 31, 2021.

Conference Call
Agilent’s management will present additional details regarding the company’s third-quarter 2021 financial results on a conference call with investors today at 1:30 p.m. PST. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q3 2021 Agilent Technologies Inc. Earnings Conference Call” link in the “News & Events -- Events” portion of the Investor Relations section of the Agilent website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics, and applied chemical markets, delivering insight and innovation toward improving the quality of life. Agilent instruments, software, services, solutions, and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.34 billion in fiscal year 2020 and employs 16,400 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, please subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, and non-GAAP earnings guidance for the fourth quarter and full fiscal year 2021 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In
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addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended April 30, 2021. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q3 FY21 GAAP revenue and core revenue is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, loss on extinguishment of debt and business exit and divestiture costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q4 FY21 and full fiscal year 2021 exclude primarily the impacts of non-cash intangibles amortization, transformational initiatives and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $51 million per quarter.

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Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2021	2020	2021	2020

Net revenue	$1,586	$1,261	$4,659	$3,856

Costs and expenses:
Cost of products and services	734	592	2,152	1,807
Research and development	113	92	325	393
Selling, general and administrative	403	347	1,230	1,109
Total costs and expenses	1,250	1,031	3,707	3,309

Income from operations	336	230	952	547

Interest income	—	1	1	7
Interest expense	(21)	(19)	(60)	(59)
Other income (expense), net	12	7	19	64

Income before taxes	327	219	912	559

Provision for income taxes	63	20	144	62

Net income	$264	$199	$768	$497

Net income per share:
Basic	$0.87	$0.64	$2.52	$1.61
Diluted	$0.86	$0.64	$2.50	$1.59

Weighted average shares used in computing net income per share:
Basic	303	309	305	309
Diluted	306	312	307	312

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,428	$1,441
Accounts receivable, net	1,122	1,038
Inventory	818	720
Other current assets	264	216
Total current assets	3,632	3,415

Property, plant and equipment, net	905	845
Goodwill and other intangible assets, net	5,008	4,433
Long-term investments	204	158
Other assets	742	776
Total assets	$10,491	$9,627

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$416	$354
Employee compensation and benefits	423	367
Deferred revenue	443	386
Short-term debt	130	75
Other accrued liabilities	312	285
Total current liabilities	1,724	1,467

Long-term debt	2,728	2,284
Retirement and post-retirement benefits	365	389
Other long-term liabilities	728	614
Total liabilities	5,545	4,754

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 303 million shares at July 31, 2021 and 306 million shares at October 31, 2020, issued and outstanding	3	3
Additional paid-in-capital	5,307	5,311
Retained earnings	90	81
Accumulated other comprehensive loss	(454)	(522)
Total stockholders' equity	4,946	4,873
Total liabilities and stockholders' equity	$10,491	$9,627

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,
	2021	2020
Cash flows from operating activities:
Net income	$768	$497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	237	232
Share-based compensation	88	63
Excess and obsolete inventory related charges	21	18
Loss on extinguishment of debt	17	—
Asset impairment charges	2	99
Unrealized gain on equity securities, net	(19)	(26)
Other non-cash expenses, net	1	6
Changes in assets and liabilities:
Accounts receivable, net	(69)	1
Inventory	(115)	(86)
Accounts payable	46	(35)
Employee compensation and benefits	38	(32)
Other assets and liabilities	29	(193)
Net cash provided by operating activities (a)	1,044	544

Cash flows from investing activities:
Investments in property, plant and equipment	(126)	(92)
Proceeds from sale of property, plant and equipment	—	1
Payment to acquire fair value investments	(15)	(20)
Payment to acquire intangible assets	(1)	—
Payment in exchange for convertible note	(2)	(9)
Acquisition of businesses and intangible assets, net of cash acquired	(546)	—
Net cash used in investing activities	(690)	(120)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	52	56
Payment of taxes related to net share settlement of equity awards	(74)	(34)
Issuance of senior notes	848	499
Debt issuance costs	(7)	(4)
Payment of dividends	(177)	(167)
Repayment of senior notes	(417)	—
Proceeds from commercial paper	1,492	240
Repayment of commercial paper	(1,437)	(200)
Proceeds from credit facility	—	798
Repayment of credit facility and short-term loan	—	(1,413)
Repayment of finance lease	—	(4)
Treasury stock repurchases	(652)	(219)
Net cash used in financing activities	(372)	(448)

Effect of exchange rate movements	6	—

Net decrease in cash, cash equivalents and restricted cash	(12)	(24)

Cash, cash equivalents and restricted cash at beginning of period	1,447	1,388

Cash, cash equivalents and restricted cash at end of period	$1,435	$1,364

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,428	$1,358
Restricted cash, included in other assets	7	6
Total cash, cash equivalents and restricted cash	$1,435	$1,364

(a) Cash payments included in operating activities:
Income tax paid, net	$164	$325
Interest payments	$53	$53

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2021	Diluted EPS	2020	Diluted EPS	2021	Diluted EPS	2020	Diluted EPS
GAAP net income	$264	$0.86	$199	$0.64	$768	$2.50	$497	$1.59
Non-GAAP adjustments:
Asset impairments	—	—	—	—	2	0.01	99	0.32
Intangible amortization	53	0.17	45	0.15	143	0.47	139	0.45
Transformational initiatives	12	0.04	13	0.04	32	0.10	41	0.13
Acquisition and integration costs	10	0.03	9	0.03	32	0.10	33	0.11
Loss on extinguishment of debt	—	—	—	—	17	0.06	—	—
Business exit and divestiture costs	—	—	—	—	4	0.01	—	—
Other	(7)	(0.03)	2	—	(12)	(0.05)	(21)	(0.07)
Adjustment for taxes (a)	5	0.03	(25)	(0.08)	(22)	(0.06)	(70)	(0.23)
Non-GAAP net income	$337	$1.10	$243	$0.78	$964	$3.14	$718	$2.30

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For three and nine months ended July 31, 2021, management used a non-GAAP effective tax rate of 14.75%. For the three and nine months ended July 31, 2020, management used a non-GAAP effective tax rate of 15.50%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, loss on extinguishment of debt and business exit and divestiture costs.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Loss on extinguishment of debt relates to the net loss recorded on the redemption of $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021 and the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021.

Business exit and divestiture costs include costs associated with business divestitures.

Other includes certain legal costs and settlements, net unrealized gains related to our equity securities and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q3'21	Q3'20
Revenue	$680	$557
Gross Margin, %	60.0%	59.3%
Income from Operations	$170	$126
Operating margin, %	25.0%	22.6%

Diagnostics and Genomics Group

	Q3'21	Q3'20
Revenue	$346	$241
Gross Margin, %	53.5%	49.8%
Income from Operations	$78	$41
Operating margin, %	22.6%	17.2%

Agilent CrossLab Group

	Q3'21	Q3'20
Revenue	$560	$463
Gross Margin, %	52.5%	52.6%
Income from Operations	$164	$132
Operating margin, %	29.3%	28.4%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'21	Q3'20	Year-over-Year % Change

Life Sciences and Applied Markets Group	$680	$557	22%
Diagnostics and Genomics Group	346	241	44%
Agilent CrossLab Group	560	463	21%
Agilent	$1,586	$1,261	26%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q3'21	Q3'20	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$680	$557	22%	18%	4 ppts	$21
Diagnostics and Genomics Group	340	241	41%	37%	4 ppts	10
Agilent CrossLab Group	560	463	21%	15%	6 ppts	26
Agilent (Core)	$1,580	$1,261	25%	21%	4 ppts	$57

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.